Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-168881 on Form S-8 of our reports dated March 30, 2011 relating to the financial statements of Citadel Broadcasting Corporation and the effectiveness of Citadel Broadcasting Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Citadel Broadcasting Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 30, 2011